Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-196125, No. 333-196124, No. 333-159814, No. 333-156471, No. 333-151746, No. 333-58320) of Flowers Foods, Inc. of our report dated June 13, 2019 relating to the financial statements and supplemental schedules of Flowers Foods, Inc. 401(k) Retirement Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

June 13, 2019